Exhibit 10.2

REIN THERAPEUTICS, INC.

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas 78758

April   , 2025

To the Holder of 2023 Warrant to Purchase Common Stock

Re:	Inducement Offer to Exchange 2023 Warrant to Purchase Common Stock

Dear Holder:

REIN THERAPEUTICS, INC. (formerly Aileron Therapeutics, Inc.) (the “Company”) is pleased to offer to you the opportunity to receive pre-funded warrants to purchase    shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with an exercise price of $0.001 per share (“Pre-Funded Warrants”) in exchange for the surrender by you for cancellation of the warrant to purchase   shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued to you on November 2, 2023 (as amended, the “2023 Warrant”), and the payment to the Company of $  in cash (the “Cash Payment”) on or before April  , 2025. Capitalized terms not otherwise defined herein shall have the meanings set forth in the 2023 Warrant.

You agree that you will deliver the Cash Payment and surrender the 2023 Warrant held by you on or before April  , 2025. Within two business days following the satisfaction of your obligations set forth herein, the Company shall (a) deliver to you a Pre-Funded Warrant to purchase   shares of Common Stock, in the form set forth in Exhibit A hereto, in the name set forth on your signature page hereto, (b) at your direction, deliver to the lenders listed on Schedule 1 hereto Pre-Funded Warrants to purchase the number of shares of Common Stock listed on Schedule 1 hereto in the names set forth on Schedule 1 hereto, and (c) instruct Computershare Trust Company, N.A., the Company’s transfer agent, to reserve the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Warrant Exchange shall be consummated pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). You understand the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise thereof are not, and will not be, registered for resale under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

THESE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BUT HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION.

You acknowledge and the Company agrees that on or before 9:30 a.m., Eastern Time, on the business day following the execution of this letter agreement, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto. From and after the issuance of such press release or filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company regarding the Warrant Exchange. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the Warrant Exchange, whether written or oral, between the Company and you shall terminate.

In connection with the Warrant Exchange, the Company represents and warrants to you as follows:

(a)	The Company has the requisite corporate power and authority and power to enter into this letter agreement and to consummate the Warrant Exchange and the other transactions contemplated hereby.

(b)

Assuming the accuracy of your representations and warranties set forth below, no registration under the Securities Act is required for the issuance of the Pre-Funded Warrants by the Company to you as contemplated by this letter agreement or the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrants.

(c)

Assuming the accuracy of your representations and warranties set forth below, neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of securities or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by this letter agreement to be integrated with prior offerings by the Company for purposes of the Securities Act and require the registration of any such security under the Securities Act.

(d)

Neither the Company nor any person acting on behalf of the Company has offered the securities by any form of general solicitation or advertising. The Company has offered the securities only to you and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

In connection with the Warrant Exchange, you represent and warrant to the Company as follows:

(a)	You have the requisite power and authority to enter into this letter agreement and consummate the Warrant Exchange and the other transactions contemplated hereby.

(b)

You are the record and beneficial owner of, and have valid and marketable title to, the 2023 Warrant being exchanged by you pursuant to this letter agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and have the absolute and unrestricted right, power and capacity to surrender and exchange the 2023 Warrant being exchanged by you pursuant to this letter agreement, free and clear of any lien, pledge, restriction or other encumbrance. You are not a party to or bound by, and the 2023 Warrant being exchanged by you pursuant to this letter agreement is not subject to, any agreement, understanding or other arrangement (i) granting any options, warrant or right of first refusal with respect to such warrant to any person, (ii) restricting its right to surrender and exchange such 2023 Warrant as contemplated by this letter agreement, or (iii) restricting any other of its rights with respect to such 2023 Warrant.

(c)

You understand that the Pre-Funded Warrants are, and the shares of Common Stock issuable upon exercise thereof, are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. You are acquiring the Pre-Funded Warrants and any shares of Common Stock issuable upon exercise thereof (collectively, the “2025 Securities”) as principal for your own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, have no present intention of distributing any of the 2025 Securities in violation of the Securities Act or any applicable state securities law and have no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the 2025 Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting your right to sell the securities in compliance with applicable federal and state securities laws). You are acquiring the 2025 Securities in the ordinary course of your business.

(d)

You are acquiring the 2025 Securities for own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and you have no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

(e)

At the time you were offered the securities, you were, and as of the date hereof it is, and on each date on which you exercise the Pre-Funded Warrants, you will be an “accredited investor” as defined in Rule 501(a) the Securities Act.

(f)

You, either alone or together with your representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities, and have so evaluated the merits and risks of such investment. You are able to bear the economic risk of an investment in the securities and, at the present time, are able to afford a complete loss of such investment.

(g)

You have had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and have conducted and completed your own independent due diligence.

(h)	You are not, to your knowledge, purchasing the securities as a result of any general solicitation or general advertisement.

This letter agreement, and any action or proceeding arising out of or relating to this letter agreement, shall be exclusively governed by the laws of the State of New York.

In the event that any part of this letter agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this letter agreement shall remain in full force and effect. In such an event, you and the Company shall endeavor in good faith negotiations to modify this letter agreement so as to affect the original intent of the parties as closely as possible.

This letter agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Each of the undersigned parties hereto acknowledge and agree that this letter agreement may be executed by electronic signature, which shall have the same legal force and effect as a handwritten signature.

[Signature Page Follows]

REIN THERAPEUTICS, INC.

By:
Name:	Brian Windsor, Ph.D.
Title:	President and Chief Executive Officer

[Inducement Letter Signature Page]

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Pre-Funded Warrant]

Exhibit A

Form of Pre-Funded Warrant

[Inducement Letter Signature Page]

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)

The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Rein Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

[Warrant Amendment Signature Page]

SCHEDULE 1

LIST OF FULLY-PAID WARRANTS